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                                                                     EXHIBIT (d)

CERTIFICATE                                                           NUMBER OF
  NUMBER                                                               SHARES
___________                                                           _________

                   SCUDDER GLOBAL COMMODITIES STOCK FUND, INC.

                Organized Under the Laws of the State of Maryland
                                  Common Stock
                            $.01 Par Value Per Share

This certifies that _______ is the owner of ____________ fully paid and non-assessable shares of Common Stock, $.01 par value per share, of Scudder Global Commodities Stock Fund, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of ________ A.D. 200_.

_____________________________                   SCUDDER GLOBAL COMMODITIES STOCK
As Transfer Agentand Registrar [Seal]           FUND, INC.

By:                                             By:

______________________                          ______________________    [Seal]
Authorized Signature

                                                Attest:

                                                _____________________

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FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto
_______________ shares of Common Stock, represented by this Certificate, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer said shares on the books of the within named Fund with full power of substitution in the premises.

Dated: _______________

In presence of

_____________________                           ______________________

      The Corporation will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Any such request should be addressed to the Secretary of the Fund.

      Unless this certificate is presented by an authorized representative of _______, to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of _______ or in such other name as is requested by an authorized representative of _________ (and any payment is made to _______ or to such other entity as is requested by an authorized representative of _______, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, _______, has an interest herein.